UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2015

UNWIRED PLANET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 First Street, First Floor

Los Altos, California 94022

(Address of principal executive offices)(Zip Code)

(650) 518-7111

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Unwired Planet, Inc. (the “Company”) held on December 4, 2015, the Company’s stockholders voted upon eight matters, which are described in detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on October 28, 2015. The final voting results are set forth below.

Proposal 1: The Company’s stockholders elected each of the directors named below for a one-year term that expires at the Company’s annual meeting of stockholders in 2016 or until his respective successor has been elected and qualified, subject to his earlier resignation or removal. The tabulation of votes on this matter was as follows:

	For	Withheld	Broker Non-Votes
Philip Vachon	76,752,886	784,202	22,183,656
Richard Chernicoff	77,328,958	208,130	22,183,656
Peter A. Reed	77,353,707	183,381	22,183,656
Boris Teksler	77,347,848	189,240	22,183,656
Taylor O. Harmeling	77,353,707	183,381	22,183,656
Jess M. Ravich	69,929,827	7,607,261	22,183,656

Proposal 2: The Company’s stockholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016. The tabulation of the votes on this matter was as follows:

For	Against	Abstain	Broker Non-Votes
99,077,437	389,362	253,945	—

Proposal 3: The Company’s stockholders approved the proposed amendment to the Company’s Second Amended and Restated 2006 Stock Incentive Plan to redefine “Change in Control” as described in the definitive proxy statement. The tabulation of the votes on this matter was as follows:

For	Against	Abstain	Broker Non-Votes
76,408,990	1,064,800	63,298	22,183,656

Proposal 4: The Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation and authorized the Company’s Board of Directors (the “Board”) to select and file, in its discretion, one such amendment to effect a reverse stock split of the Company’s common stock at a ratio of up to one-for-twenty (1:20), with such ratio to be determined at the discretion of the Board. The tabulation of votes on this matter was as follows:

For	Against	Abstain	Broker Non-Votes
96,505,466	2,363,556	851,722	—

Proposal 5: The Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation and authorized the Board to select and file, in its discretion, one such amendment to reduce the authorized number of shares of common stock of the Company from 1,000,000,000 to no fewer than 250,000,000 in connection with the reverse stock split or such other number of authorized shares, depending on the exact split ratio chosen by the Board or a committee of the Board. The tabulation of votes on this matter was as follows:

For	Against	Abstain	Broker Non-Votes
97,721,681	1,571,208	427,855	—

Proposal 6: The Company’s stockholders approved the “Protective Amendment” to the Company’s Amended and Restated Certificate of Incorporation as described in the definitive proxy statement. The tabulation of votes on this matter was as follows:

For	Against	Abstain	Broker Non-Votes
97,672,972	1,235,084	812,688	—

Proposal 7: The Company’s stockholders approved the Tax Benefits Preservation Agreement as described in the definitive proxy statement. The tabulation of votes on this matter was as follows:

For	Against	Abstain	Broker Non-Votes
98,237,677	667,465	815,602	—

Proposal 8: The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the definitive proxy statement. The tabulation of the votes on this matter was as follows:

For	Against	Abstain	Broker Non-Votes
54,151,612	18,066,923	5,318,553	22,183,656

Item 8.01	Other Events

On December 4, 2015, the Board approved the reverse stock split at a ratio of one-for-twelve (1:12), with an effective time at 5:00 PM Eastern Time on January 5, 2016. As a result and in accordance with Proposal 5 described above, the number of authorized shares of common stock shall be reduced from one billion to 350 million concurrent with the effectiveness of the reverse stock split.

Also on December 4, 2015, the Board authorized the Company to repurchase up to 5 million shares (on a pre-split basis) of the Company’s outstanding common stock. Stock repurchases may be made by the Company from time to time in open market transactions. The actual timing, number and value of the stock repurchased under the program will be determined by the Company’s management and the Board at its discretion, and will depend on a number of factors, including the trading price of the stock, and general market and business conditions as well as applicable legal requirements. This program does not require the Company to repurchase any shares under the authorization, and the program may be suspended, discontinued or modified at any time, for any reason and without notice.

On December 10, 2015, the Company issued a press release announcing the reverse stock split and stock repurchase program. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by Unwired Planet, Inc. dated December 10, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2015

UNWIRED PLANET, INC.

By:	/s/ Noah D. Mesel
Noah D. Mesel
Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Unwired Planet, Inc. dated December 10, 2015.